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                                                                  Exhibit (a)(5)


                            NOTICE TO CHANGE ELECTION

         If you previously delivered an election form ("Election Form") with respect to the Paxson Communications Corporation ("Paxson" or the "Company") offer to exchange certain outstanding options held by eligible holders for new options (the "Offer"), and you would like to change any election you made with respect to the Offer, you must sign this notice to change election (the "Notice to Change Election"), execute a new Election Form (the "New Election Form") reflecting your new decision and return both documents by fax (fax number (561) 659-4252) to the attention of Cheryl Scully in Investor Relations at the Company on or before 5:00 p.m., Eastern Time, on January 22, 2003 (the "Offer Expiration Date"), unless the Offer is extended. This Notice to Change Election and the New Election Form will be effective upon receipt by the Company before the Offer Expiration Date. If you have questions, please contact Cheryl Scully at telephone number (561) 682-4211.

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To the Company:

          I previously received a copy of the Offer to Exchange, dated December 23, 2002, and the Election Form. I signed and returned the Election Form, in which I made an election with respect to Paxson's Offer. I now wish to change that election. I understand that by signing this Notice to Change Election, signing a New Election Form and delivering both documents to the Company, I will be able change my election with respect to Paxson's Offer. I have read and understand all of the terms and conditions of the Offer.

          I understand that in order to change my election with respect to the Offer, I must sign and deliver this Notice to Change Election and New Election Form to the attention of Cheryl Scully in Investor Relations by fax (fax number
(561) 659-4252) or hand delivery on or before 5:00 p.m., Eastern Time, on January 22, 2003, or if Paxson extends the Offer Expiration Date, before the extended expiration of the Offer. I have completed and signed the following exactly as my name appears on my original Election Form.

          I hereby change my election with respect to the Offer as reflected on my New Election Form. The New Election Form supersedes and replaces any Election Form that I have previously delivered to Paxson.


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Signature


Date: ___________________________ ___, 200_


Name:
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         (Please Print)

Social Security Number:
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